1 | Copyright © 2016 Criteo We expect a positive financial impact from the Hooklogic acquisition in the midterm Revenue ex-TAC Adjusted EBITDA 2017 2018 2019 Mid-single-digit uplift to global Revenue ex-TAC Slightly dilutive to neutral Accretive ~10% uplift to global Revenue ex-TAC